                                                                    EXHIBIT 99.2

[X]     PLEASE MARK VOTES
     AS IN THIS EXAMPLE
--------------------------
FTP SOFTWARE, INC.
--------------------------

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR.

                                               -

                                               -

RECORD DATE SHARES:



Please be sure to sign and date this Proxy.                                 Date
------------------------------

           Stockholder sign here:                              Co-owner sign here:
--------------------------------------------       --------------------------------------------

Mark box at right if an address change has been noted on the reverse side of this card [ ].

1. Proposal to approve the Agreement and Plan of Reorganization, dated as of June 15, 1998, as amended, among NetManage, Inc., Amanda Acquisition Corp. and FTP Software, Inc., and the Merger (as defined therein).

              For                           Against                         Abstain
              [ ]                             [ ]                             [ ]

The shares represented by this proxy, if properly executed, will be voted in accordance with the instructions appearing herein. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THE SHARES REPRESENTED BY THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED "FOR" PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

Receipt of the Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus dated July 15, 1998 relating to the Meeting is hereby acknowledged.

DETACH CARD                                                          DETACH CARD
                               FTP SOFTWARE, INC.

Dear Stockholder,

Please take note of the important information enclosed with this proxy card.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach and return it in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders, August 26, 1998. Whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised by following the instructions in the accompanying Joint Proxy Statement/Prospectus.

Thank you in advance for your prompt consideration.

Sincerely,

FTP Software, Inc.

FTP SOFTWARE, INC.                                                    [FTP LOGO]

SPECIAL MEETING OF STOCKHOLDERS
OF FTP SOFTWARE, INC., AUGUST 26, 1998
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints John F. Geraghty, Glenn C. Hazard and James A. Tholen, and each of them singly, with full power of substitution, as proxies to vote and act at the FTP Software, Inc. Special Meeting of Stockholders to be held on August 26, 1998 at 10:00 a.m., and at any and all postponements and adjournments thereof (the "Meeting"), upon and with respect to the number of shares of the common stock of FTP Software, Inc., $.01 par value per share ("Common Stock"), as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the Meeting, all as indicated in the accompanying Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, and to vote on the proposal listed on the reverse side hereof as specified by the undersigned on the reverse side. All proxies heretofore given by the undersigned in respect of the Meeting are hereby revoked.

UNLESS OTHERWISE SPECIFIED IN THE BOXES PROVIDED ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF JUNE 15, 1998, AS AMENDED, AMONG NETMANAGE, INC., AMANDA ACQUISITION CORP. AND FTP SOFTWARE, INC., AND THE MERGER (AS DEFINED THEREIN), AS MORE PARTICULARLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS, AND IN THE DISCRETION OF THE NAMED PROXIES AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.
                            ------------------------

           PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
                            ------------------------

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. If a corporation, sign in full corporate name by president or authorized officer. If a partnership, sign in partnership name by authorized person. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

HAS YOUR ADDRESS CHANGED?

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